Exhibit 99.2

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

For the 3 months ending March 31, 2016 and 2015

	1st Quarter
(in thousands, except per share data)	2016	2015	Change
Revenues
Oil, natural gas liquids and natural gas sales	$122,764	$187,822	$(65,058)
Gain on derivative instruments, net	5,455	34,036	(28,581)

Total revenues	128,219	221,858	(93,639)

Operating Costs and Expenses
Oil, natural gas liquids and natural gas production	47,727	67,754	(20,027)
Production and ad valorem taxes	11,170	19,065	(7,895)
Depreciation, depletion and amortization	119,362	134,381	(15,019)
Asset impairment	220,025	6,583	213,442
Exploration	242	763	(521)
General and administrative (including non-cash stock based compensation of $2,471 and $5,080 for the three months ended March 31, 2016, and 2015, respectively)	29,525	32,055	(2,530)
Accretion of discount on asset retirement obligations	1,757	2,010	(253)
(Gain) loss on sale of assets and other	222	(28,344)	28,566

Total operating costs and expenses	430,030	234,267	195,763

Operating Loss	(301,811)	(12,409)	(289,402)

Other Income (Expense)
Interest expense	(9,833)	(11,758)	1,925
Other income	95	46	49

Total other expense	(9,738)	(11,712)	1,974

Loss Before Income Taxes	(311,549)	(24,121)	(287,428)
Income tax benefit	(108,433)	$(8,701)	(99,732)

Net Loss	$(203,116)	$(15,420)	$(187,696)

Diluted Earnings Per Average Common Share	$(2.34)	$(0.21)	$(2.13)

Basic Earnings Per Average Common Share	$(2.34)	$(0.21)	$(2.13)

Diluted Average Common Shares Outstanding	86,632	72,830	13,802

Basic Average Common Shares Outstanding	86,632	72,830	13,802

Dividends Per Common Share	$—	$0.02	$(0.02)

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CONSOLIDATED BALANCE SHEETS (UNAUDITED)

As of March 31, 2016 and December 31, 2015

(in thousands)	March 31, 2016	December 31, 2015
ASSETS
Current Assets
Cash and cash equivalents	$35,806	$1,272
Accounts receivable, net	61,434	63,097
Inventories	12,185	11,255
Assets held for sale	183,234	93,739
Derivative instruments	18,810	56,963
Prepayments and other	21,772	20,014

Total current assets	333,241	246,340

Property, Plant and Equipment
Oil and natural gas properties, net	3,997,990	4,302,332
Other property and equipment, net	47,186	48,358

Total property, plant and equipment, net	4,045,176	4,350,690

Other postretirement assets	4,366	3,881
Noncurrent derivative instruments	148	—
Other assets	10,087	10,245

TOTAL ASSETS	$4,393,018	$4,611,156

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$47,550	$64,742
Accrued taxes	13,230	5,801
Accrued wages and benefits	9,127	28,563
Accrued capital costs	58,221	79,206
Revenue and royalty payable	56,949	60,493
Liabilities related to assets held for sale	14,102	12,789
Pension liabilities	—	15,685
Derivative instruments	5,468	459
Other	13,215	19,783

Total current liabilities	217,862	287,521

Long-term debt	551,147	773,550
Asset retirement obligations	90,223	89,990
Deferred income taxes	446,335	552,369
Noncurrent derivative instruments	273	—
Other long-term liabilities	10,718	11,866

Total liabilities	1,316,558	1,715,296

Total Shareholders’ Equity	3,076,460	2,895,860

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,393,018	$4,611,156

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SELECTED BUSINESS SEGMENT DATA (UNAUDITED)

For the 3 months ending March 31, 2016 and 2015

	1st Quarter
(in thousands, except sales price and per unit data)	2016	2015	Change
Operating and production data
Oil, natural gas liquids and natural gas sales
Oil	$102,157	$142,028	$(39,871)
Natural gas liquids	8,589	10,834	(2,245)
Natural gas	12,018	34,960	(22,942)

Total	$122,764	$187,822	$(65,058)

Open non-cash mark-to-market gains (losses) on derivative instruments
Oil	$(1,699)	$(51,769)	$50,070
Natural gas liquids	—	—	—
Natural gas	1,442	(7,882)	9,324

Total	$(257)	$(59,651)	$59,394

Closed gains (losses) on derivative instruments
Oil	$5,094	$77,483	$(72,389)
Natural gas liquids	—	—	—
Natural gas	618	16,204	(15,586)

Total	$5,712	$93,687	$(87,975)

Total revenues	$128,219	$221,858	$(93,639)

Production volumes
Oil (MBbl)	3,386	3,235	151
Natural gas liquids (MMgal)	40.0	36.2	3.8
Natural gas (MMcf)	7,446	13,278	(5,832)

Total production volumes (MBOE)	5,580	6,309	(729)

Average daily production volumes
Oil (MBbl/d)	37.2	35.9	1.3
Natural gas liquids (MMgal/d)	0.4	0.4	—
Natural gas (MMcf/d)	81.8	147.5	(65.7)

Total average daily production volumes (MBOE/d)	61.3	70.1	(8.8)

Average realized prices excluding effects of open non-cash mark-to-market derivative instruments
Oil (per barrel)	$31.67	$67.86	$(36.19)
Natural gas liquids (per gallon)	$0.21	$0.30	$(0.09)
Natural gas (per Mcf)	$1.70	$3.85	$(2.15)
Average realized prices excluding effects of all derivative instruments
Oil (per barrel)	$30.17	$43.90	$(13.73)
Natural gas liquids (per gallon)	$0.21	$0.30	$(0.09)
Natural gas (per Mcf)	$1.61	$2.63	$(1.02)
Costs per BOE
Oil, natural gas liquids and natural gas production expenses	$8.56	$10.74	$(2.18)
Production and ad valorem taxes	$2.00	$3.02	$(1.02)
Depreciation, depletion and amortization	$21.39	$21.30	$0.09
Exploration expense	$0.04	$0.12	$(0.08)
General and administrative	$5.29	$5.08	$0.21
Net capital expenditures	$119,896	$375,827	$(255,931)

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